UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2005

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 14, 2005, Mirant Corporation (“Mirant”) and certain of its subsidiaries entered into a settlement agreement with California electric utilities and public agencies to resolve various claims against Mirant and its subsidiaries.  The Mirant parties to the settlement include Mirant Corporation, Mirant Americas, Inc., Mirant Americas Energy Marketing, LP, Mirant Americas Generation, LLC, Mirant California Investments, Inc., Mirant California, LLC, Mirant Delta, LLC, Mirant Potrero, LLC, Mirant Special Procurement, Inc., Mirant Services, LLC and Mirant Americas Development, Inc. (collectively, the “Mirant Settling Parties”).  The California parties to the settlement include Pacific Gas & Electric Co. (“PG&E”), Southern California Edison Co. (“SCE”), San Diego Gas & Electric Co. (“SDG&E”), the California Attorney General, the California Public Utilities Commission (the “CPUC”), the California Department of Water Resources (the “DWR”), the California Electricity Oversight Board (the “EOB”) and the Office of Market Oversight and Investigations of the Federal Energy Regulatory Commission (the “FERC”) (collectively, the “California Settling Parties”).  The settlement agreement was approved on January 13, 2005 by the CPUC.  It still must be approved by the FERC and the bankruptcy courts overseeing Chapter 11 proceedings by Mirant and PG&E.

Pursuant to the terms of the settlement agreement:

•                  MAEM will assign $283 million of unpaid receivables ($320 million before adjustments directed by the FERC) to PG&E, SCE, SDG&E, the California Attorney General, the CPUC, the DWR and the EOB (collectively, the “California Parties”), to be divided among these parties and any other market participants that choose to opt into the settlement;

•                  The California Parties will receive an allowed, unsecured claim of $175 million against MAEM;

•                  The DWR will receive an allowed, unsecured claim of $2.25 million against MAEM;

•                  The California Parties will release all claims they may have against the Mirant Settling Parties related to sales of electricity or natural gas at wholesale in western markets in the period from January 1, 1998 through July 14, 2003, including all such claims filed by the California Parties in Mirant’s Chapter 11 case, in proceedings currently pending before the FERC or in four pending suits filed by the California Attorney General;

•                  The California Parties will release the Mirant Settling Parties from any liability or refund claims related to a 19-month agreement entered into by MAEM with the DWR in May 2001;

•                  The California Parties will assume MAEM’s obligation to pay any refunds determined by the FERC to be owed by MAEM to other parties for transactions in the California Independent System Operator (“CAISO”) or the California Power Exchange (“Cal PX”) markets during the period from October 2, 2000 to June 20, 2001;

•                  PG&E will receive allowed, unsecured claims against Mirant Delta, LLC that will result in a distribution of proceeds of $63 million under Mirant Delta’s plan of reorganization and either (1) Mirant Delta’s partially completed 530 megawatt gas fired Contra Costa Unit 8 power plant and associated turbines will be transferred to PG&E or (2) PG&E will receive alternative consideration of as much as $85 million; and

•                  PG&E will release Mirant Delta and Mirant Potrero from any potential refund liability under reliability-must-run agreements for the period prior to September 30, 2004.

The press release announcing the settlement is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Name
99.1	Mirant Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 18, 2005

Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)